UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 22, 2010
Yadkin Valley Financial Corporation
(Exact name of registrant as specified in its charter)
North Carolina
(State or other jurisdiction of incorporation)

000-52099	20-4495993
(Commission File Number)	(IRS Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)
(336) 526-6300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On June 22, 2010, Yadkin Valley Financial Corporation (the “Company”) and its wholly owned subsidiary bank, Yadkin Valley Bank and Trust (the “Bank”) (together, the “Employer”) entered into an employment contract with Jan H. Hollar, Chief Financial Officer of the Employer. The employment agreement became effective June 22, 2010 for a term of one year.
     On each anniversary of the effective date of the employment agreement, the term of the employment agreement will be automatically extended for an additional one year period beyond the then effective expiration date unless written notice from the Employer or Ms. Hollar is received 90 days prior to the anniversary date advising the other that the employment agreement shall not be further extended. During the term of the employment agreement, and for two years after termination, the employment agreement prohibits Ms. Hollar from competing with the Employer without the Employer’s prior written consent, subject to certain exclusions contained in the employment agreement. The employment agreement also contains provisions related to the protection of the Employer’s confidential information.
     Under the employment agreement, the initial base salary of Ms. Hollar will be $185,000, and she shall be eligible to receive a discretionary bonus as determined by the Employer’s board of directors. In the event of a change in control, Ms. Hollar’s rate of salary will be increased not less than 5% annually during the term of the employment agreement. Ms. Hollar is also entitled to family medical coverage and participation in any plan relating to deferred compensation, stock options, stock purchase, pension, thrift, profit sharing, group life insurance, disability coverage, education, or other retirement or employee benefits of the Employer applicable to executive employees or for employees generally, subject to eligibility rules of such plan.
     Under the employment agreement, Ms. Hollar is provided membership in a country club and one civic club. She is also entitled to all fringe benefits generally provided by the Employer to its executive employees.
     The employment agreement may be terminated for death, disability, and with or without cause by the Employer or by Ms. Hollar at any time upon 60 days’ written notice to the board of directors of the Company or the Bank. If the employment agreement is terminated upon Ms. Hollar’s death, Ms. Hollar’s estate will be entitled to receive the base compensation due to Ms. Hollar through the last day of the calendar month in which her death occurred and for one month thereafter. If Ms. Hollar’s employment is terminated due to disability (as such term is defined in the employment agreement), she will be entitled to receive any compensation she earned prior to the date of termination but which remains unpaid. Ms. Hollar will also be entitled to receive any payments provided under any disability income plan of the Employer which is applicable to her. If the Employer’s board of directors terminates Ms. Hollar without cause, such termination will not prejudice her right to compensation or other benefits under the employment agreement. If Ms. Hollar’s employment is terminated for cause or if she terminates her employment (other than for “good reason” as stated below), she will have no right to receive compensation or other benefits for any period after such termination. Ms. Hollar has the right to terminate her employment if she is required to move her base office more than a fifteen (15) mile radius from the Employer’s Statesville office as described in the employment agreement. If she terminates the employment agreement, such termination will not prejudice her right to compensation or other benefits under the employment agreement.
     Additionally, under the terms of the employment agreement, Ms. Hollar has the right to terminate her employment if she determines, in her sole discretion, that within 24 months after a change in control of the Bank, there has been a material diminution in (i) her base compensation, (ii) her authority, duties, or responsibilities, (iii) the authority, duties, or responsibilities of the person to whom she is required to report, (iv) the budget over which she retains authority or either a (v) material change in the geographic location at which she must perform the services or (vi) any other action or inaction that constitutes a material breach of the employment agreement. A change in control shall mean as defined by Treasury

Regulation § 1.409A-3(i)(5). If, within 24 months after a change in control of the Employer, (i) Ms. Hollar terminates the employment agreement for “good reason” (as such term is defined by Treasury Regulation § 1.409A-1(n)(2)) or (ii) if her employment is terminated other than for cause, then the Employer is obligated to pay or cause to be paid to Ms. Hollar an amount equal to 2.99 times her “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code.
     The Employer has the right under the employment agreement to reduce any such payments as necessary under the Internal Revenue Code to avoid the imposition of excise taxes on Ms. Hollar or the disallowance of a deduction to the Employer.
     In addition, on June 22, 2010, Ms. Hollar entered into an agreement with the Company amending the executive compensation programs that she participates in as a senior executive officer as required by the Company’s participation in the United States Department of Treasury’s Troubled Asset Relief Program — Capital Purchase Program. The specific amendments include: (1) adding a recovery or “clawback” provision to the Company’s incentive compensation programs requiring that she return any bonus or incentive compensation award based upon materially inaccurate financial statements or performance metrics; (2) amending the Company’s agreements with Ms. Hollar so that any future severance payments under such agreements that are deemed to be “golden parachute payments” (as such term is defined in the Treasury Regulations issued pursuant to the Capital Purchase Program) will not be made; (3) amending the Company’s agreements with Ms. Hollar so that she will not be entitled to receive any tax gross-up payment; and (4) amending the Company’s agreements so that, at any time she is one of the five most highly compensated employees of the Company, Ms. Hollar will not be entitled any bonus, retention award, or incentive compensation, except for certain long term restricted stock payments. These amendments were effective June 22, 2010 and continue to remain in effect for so long as the United States Department of Treasury holds debt or equity securities issued by the Company under the Capital Purchase Program.
     The above are summaries of Ms. Hollar’s employment agreement and letter amendment and are qualified by reference in their entirety to these agreements, which are attached hereto as Exhibits 10.1 and 10.2 respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Jan H. Hollar, Yadkin Valley Financial Corporation, and Yadkin Valley Bank and Trust dated June 22, 2010.

10.2	Letter Amendment by and between Yadkin Valley Financial Corporation and Jan H. Hollar dated June 22, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION

	By:	/s/ William A. Long

	Name:	William A. Long
	Title:	Chief Executive Officer and President

Date: June 22, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between Jan H. Hollar, Yadkin Valley Financial Corporation, and Yadkin Valley Bank and Trust dated June 22, 2010.

10.2	Letter Amendment by and between Yadkin Valley Financial Corporation and Jan H. Hollar dated June 22, 2010.